UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MOTHERS WORK, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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456 North Fifth Street
Philadelphia, Pennsylvania 19123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 20, 2006

To the Stockholders of Mothers Work, Inc.:

The Annual Meeting of Stockholders of Mothers Work, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern Standard Time, on January 20, 2006 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, for the following purposes:

1.                To elect two directors of the Company;

2.                To approve the adoption of the Company’s 2005 Equity Incentive Plan;

3.                To ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP (“KPMG”) as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2006; and

4.                To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of the Company’s Common Stock at the close of business on Thursday, December 15, 2005 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors

Dan W. Matthias
Chairman of the Board and
Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

December 16, 2005

456 NORTH FIFTH STREET
PHILADELPHIA, PENNSYLVANIA 19123

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

January 20, 2006

This proxy statement, which is first being mailed to stockholders on approximately December 16, 2005, is furnished in connection with the solicitation by the Board of Directors of Mothers Work, Inc. (the “Company”) of proxies to be used at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at 9:00 a.m., Eastern Standard Time, on January 20, 2006 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company’s common stock (the “Common Stock”) represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the adoption of the Company’s 2005 Equity Incentive Plan, for the ratification of the appointment of KPMG as independent auditors and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. All references herein to the Company’s fiscal years refer to the fiscal year ended on September 30 in the year mentioned. For example, the Company’s fiscal year 2005 ended on September 30, 2005.

VOTING

Holders of record of the Common Stock on Thursday, December 15, 2005 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 5,268,535 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of each of the nominees for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon.

Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote, present at the Annual Meeting in person or represented by proxy. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The Company’s Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board has seven members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Mr. William A. Schwartz, Jr. and Mr. Stanley C. Tuttleman for terms expiring at the Annual Meeting of Stockholders to be held following fiscal 2008 (the “2009 Annual Meeting”). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors for a Three-Year
Term Expiring at the 2009 Annual Meeting

William A. Schwartz, Jr., 66, has served as a director of the Company since August 28, 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, Inc., a retailer of optical products and services, a position that he has held since 1995. Mr. Schwartz currently is a director of U.S. Vision, Inc. and Commerce Bancorp.

Stanley C. Tuttleman, 86, has served as a director of the Company since January 2000. He has been the President and Chief Executive Officer of Tuttson Capital Corp., a financial services corporation, since 1983. Mr. Tuttleman also serves as Chief Executive Officer and Chairman of Telepartners, Inc., a wireless program company.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2007 Annual Meeting

Dan W. Matthias, 62, co-founded the Company in 1982 (along with Rebecca C. Matthias) and has served as Chairman of the Board since its inception. From 1983 to 1993, he served as the Company’s Executive Vice President, and since January 1993, Mr. Matthias has been the Company’s Chief Executive Officer. Prior to the Company, Mr. Matthias had been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

Elam M. Hitchner, III, 59, has served as a director since January 1994. Mr. Hitchner was a partner in the law firm Pepper Hamilton LLP, in Philadelphia, Pennsylvania, which provides legal services to the Company, from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and subsequently as Of Counsel through 2004. Commencing in 2005, Mr. Hitchner began providing consulting services to the firm. Mr. Hitchner does not participate in the provision of legal services to the Company. From July 1999 until December 31, 2000, Mr. Hitchner was a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania. Mr. Hitchner serves as a director and member of the audit committee of eResearchTechnology, Inc.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2008 Annual Meeting

Rebecca C. Matthias, 52, co-founded the Company in 1982 (along with Dan W. Matthias) and has served as a director of the Company and its President since its inception. Since January 1993, Ms. Matthias has also served as the Company’s Chief Operating Officer. In 1992, Ms. Matthias was chosen as “Regional Entrepreneur of the Year” by Inc. Magazine and Merrill Lynch Corporation, and in September 2003, Ms. Matthias was recognized as a top woman entrepreneur by the United States Small Business Administration. Prior to 1982, Ms. Matthias was a construction engineer for the Gilbane Building Company. Additionally, Ms. Matthias serves as a director on the Board of Directors of CSS Industries, Inc. and a director on the Board of Directors of Russell Corporation.

Joseph A. Goldblum, 56, has served as a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc., a general partner of G-II Family Partnership L.P., since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996.

David Schlessinger, 50, has served as a director of the Company since January 2002. Mr. Schlessinger is the founder and Chairman of the Board of Five Below, Inc., an extreme-value retailer in the teen and pre-teen market, a position that he has held since January 2002. He has been engaged in personal investment activities as well as consulting and board services with private companies since 1998. Mr. Schlessinger founded Zany Brainy, a retail children’s educational products company, in 1991 and served as Zany Brainy’s Chief Executive Officer until 1996 and as its Chairman until 1998. He founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986.

Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.

The Board of Directors recommends a vote FOR Proposal 1 to elect all Nominees to the Board of Directors for a Three-Year Term Expiring at the 2009 Annual Meeting.

Committees and Meetings of
the Board of Directors

During fiscal year 2005, the Board of Directors held five meetings, all of which were held in person. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

The Company expects all of its directors to attend the annual meetings of stockholders. All of the directors attended last year’s annual meeting.

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

During fiscal year 2005, the Audit Committee, which consists of Mr. Hitchner, Chairman, Mr. Schwartz and Mr. Tuttleman, held eleven meetings, of which two were held telephonically as scheduled. Each member of the Audit Committee is considered an “independent director” under Nasdaq rules and the rules of the Securities and Exchange Commission (“SEC”). The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent public accountants. The Board of Directors has adopted a written Audit Committee Charter which was revised in 2003 (a copy of which was attached to the Company’s proxy statement for fiscal year 2003 as Appendix A).

The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the SEC’s rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he is capable of analyzing and evaluating the Company’s financial statements and understanding internal controls and procedures for financial reporting. As the Board of Directors believes that the current members of the Audit Committee are qualified to carry out all of the duties and responsibilities of the Company’s Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.

During fiscal year 2005, the Compensation Committee, which consists of Mr. Goldblum, Chairman, Mr. Schlessinger and Mr. Schwartz, held three meetings. Each member of the Compensation Committee is considered an “independent director” under Nasdaq rules. The Compensation Committee considers recommendations of the Company’s management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. The Board of Directors adopted a Compensation Committee Charter in 2003 (a copy of which was attached to the Company’s proxy statement for fiscal year 2003 as Appendix B).

On November 16, 2005, the Nominating and Corporate Governance Committee met and recommended to the full Board the re-election of each of Mr. William A. Schwartz, Jr. and Mr. Stanley C. Tuttleman for an additional three-year term as a director of the Company. The Nominating and Corporate Governance Committee held three meetings in fiscal year 2005. The current members of the Nominating and Corporate Governance Committee are Mr. Goldblum, Mr. Hitchner and Mr. Schlessinger. Each member of the Nominating and Corporate Governance Committee is considered an “independent director” under Nasdaq rules and the rules of the Securities and Exchange Commission. The Nominating and Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors; actively seeking candidates who meet those criteria; and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123, and should not include self-nominations. The Board of Directors adopted a Nominating and Corporate Governance Committee Charter in 2003 (a copy of which was attached to the Company’s proxy statement for fiscal year 2003 as Appendix C).

Nominations of Directors by Stockholders

The Bylaws of the Company provide procedures pursuant to which a stockholder may nominate individuals for election to the Board of Directors at meetings of the stockholders. The procedures are summarized below:

•       A stockholder who proposes to nominate an individual for election to the Board of Directors must deliver a written notice to the Secretary of the Company which includes: (i) a complete description of the proposed nominees’ qualifications, experience and background, and any and all other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a description of all relationships between the proposed nominee and such stockholder and any agreements or understandings between such stockholders and the proposed nominee regarding the nomination; (iii) a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company; (iv) a statement signed by the proposed nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected; (v) the name and address of the stockholder giving the notice, as it appears on the Company’s books; (vi) the name and address of the beneficial owner, if any, on whose behalf the nomination is being made; (vii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and the time period for which such shares have been held; (viii) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting; and (ix) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the meeting. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. The stockholder’s written notice should be sent to the attention of the Secretary, c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

•       In order for a stockholder’s nomination to be considered at any annual meeting of the stockholders, the notice must be delivered not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 90th day prior to the annual meeting and not later than, the later of, the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.

Stockholder Communications

Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board. Stockholders may contact the Board of Directors by writing to them c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Compensation of Directors

The Company pays each non-employee director a retainer of $5,000 per quarter. In addition, each non-employee director is paid $1,500 for each Board meeting scheduled to be held in person and attended by such non-employee director, and $750 for each committee meeting scheduled to be held in person and attended by such non-employee director. The chairman of the Audit Committee is paid a retainer of $2,500 per quarter, and the Chairman of the Compensation Committee is paid a retainer of $1,250 per quarter. Non-employee directors are not compensated for attendance at Board or Committee meetings held telephonically. Upon the conclusion of the Annual Meeting of Stockholders each year, the Company will grant each non-employee director immediately vested options to purchase 5,000 shares of Common Stock pursuant to the Company’s 2005 Equity Incentive Plan. If the 2005 Equity Incentive Plan is not adopted by the stockholders of the Company at the Annual Meeting, such options will be granted to each non-employee director under the Company’s 1987 Stock Option Plan, as amended and restated (the “1987 Stock Option Plan”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership (on Form 3) and reports of changes in ownership of the Common Stock and other equity securities of the Company (on Forms 4 and 5). Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, all Section 16(a) reports for fiscal year 2005 were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has:

•       Reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2005 with management;

•       Discussed with the Company’s independent auditors regarding matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, in connection with the audit of the Company’s consolidated financial statements for fiscal year 2005; and

•       Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC for fiscal year 2005.

Auditor Fees and Services

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for fiscal years 2005 and 2004:

Fee Category	Fiscal 2005 Fees ($)		Fiscal 2004 Fees ($)
Audit Fees(1)	801,500		253,675
Audit-Related Fees(2)	77,281		35,155
Tax Fees(3)	238,362	(4)	175,784
Total Fees	1,117,143		464,614

(1)          Audit Fees consist of fees billed for professional services rendered for the annual audit of the Company’s consolidated financial statements, for reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and Sarbanes-Oxley 404 compliance.

(2)          Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on financial accounting and reporting related matters.

(3)          Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)          The Tax Fees portion of fiscal year 2005 Fees includes amounts that are estimated, but have not yet been billed.

The Audit Committee’s pre-approval policies and procedures provide for pre-approval of audit, audit-related, tax services and other services. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels require specific pre-approval by the Audit Committee. The pre-approval fee levels for all services to be provided by the independent registered public accountants are established annually by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services described above rendered to the Company by KPMG during fiscal years 2004 and 2005 and has pre-approved similar services to be rendered during fiscal year 2006. The Audit Committee believes the rendering of these services is not incompatible with the independent registered public accountants maintaining their independence.

The Audit Committee
Elam M. Hitchner, III, Chairman
William A. Schwartz, Jr.
Stanley C. Tuttleman

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

The Compensation Committee of the Board of Directors consists of Joseph A. Goldblum, David Schlessinger and William A. Schwartz. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company’s senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.

The Company’s executive compensation program consists of two key elements: (1) an annual component, i.e., base salary and annual bonus, and (2) a long-term component, i.e., stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly-held companies. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is appropriate for the Company’s goals of sustainable growth and enhanced stockholder value.

Based on this philosophy, for fiscal years commencing with fiscal year 2006, a meaningful portion of the senior executives’ annual bonus and stock option grants are designed to be linked to the Company’s performance and the senior executives’ performance as measured against specified goals established by senior management and the Compensation Committee. Under this pay-for-performance orientation:

•       executives are motivated to improve the overall performance and profitability of the Company; and

•       accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive’s individual performance, potential and contribution.

For fiscal year 2005 and previous years, the annual bonus and stock option determinations for the senior executives were primarily based on the Company’s achievement of targeted earnings before income taxes and depreciation and amortization (“EBITDA”). The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the Chief Executive Officer and the President, Dan and Rebecca Matthias, respectively, are described below.

1.   Annual Component: Base Salary and Annual Bonus

Base Salary:   includes compensation for discharging job responsibilities and reflects the executive officer’s performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Company’s overall goal is to approximate the median salaries paid by the peer group assuming comparability of such factors as position, responsibilities and tenure.

Individual salary adjustments take into account the Company’s salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company’s performance.

Annual Bonus:   based on the Company’s performance and management’s performance against specified goals established by senior management and the Compensation Committee.

The Compensation Committee also has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

2.   Long-Term Component: Stock Options

To align stockholder and executive officer interests, the long-term component of the Company’s executive compensation program includes the granting of stock options whose value is related to the appreciation in the market price of the underlying Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long term, and to encourage and facilitate the executive’s stock ownership. Under both the Company’s 1987 Stock Option Plan and, if approved, under the Company’s proposed new 2005 Equity Incentive Plan (the “2005 Plan”), options to purchase Common Stock are available for grant to officers and other employees and consultants of the Company. Stock options are granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company’s stockholders are similarly benefited. Stock options are exercisable up to ten years from the date granted. The stock options generally vest over a five year period, although some stock options, including those granted to the Chief Executive Officer and the President pursuant to the terms of their employment agreements, vest immediately. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is based upon Company and individual performance. In addition, certain options for the Company’s Chief Executive Officer and the President are governed by the terms of their employment agreements. The entitlement of the Chief Executive Officer and the President to options for services rendered is based upon the performance of the Company and these officers as measured against performance goals established with the Compensation Committee. The Compensation Committee also has the discretion to increase the annual grant of options in any given year to take into account what it deems to be extraordinary events.

As further discussed below, the approval of the 2005 Plan is proposed because few shares remain available for issuance under the Company’s 1987 Stock Option Plan. Should stockholders decline to approve the adoption of the 2005 Plan, it is expected that the few shares remaining available for issuance under the 1987 Stock Option Plan will be depleted shortly. In that event, the Compensation Committee will be unable to maintain the long-term compensation approach described above and may instead need to employ cash-based long-term incentives.

Compensation of Chief Executive Officer and President

In fiscal year 2005, the annual base salaries for each of Dan W. Matthias, Chairman of the Board and Chief Executive Officer, and Rebecca C. Matthias, President and Chief Operating Officer, increased from $477,405 to $491,727, respectively. As of October 1, 2005, the fiscal year 2006 salaries for the Chief Executive Officer and President were increased from $491,727 to $506,479, respectively. The fiscal years 2005 and 2006 base salaries are commensurate with the salaries of other senior management of publicly-held companies of comparable size in the retail clothing industry.

The Matthiases’ compensation package as set forth in their respective employment agreements consists of two elements: (1) an annual component consisting of base salary and cash bonus and (2) a long-term component consisting of stock options. See “Employment Agreements” on page 15. For fiscal year 2005, the contractual entitlement of the Matthiases to a cash bonus and a grant of stock options was based on the actual EBITDA performance as measured against the Company’s targeted EBITDA as established by the Compensation Committee. Based upon the Company’s actual fiscal year 2005 EBITDA relative to targeted EBITDA, neither of the Matthiases was contractually entitled to receive a cash bonus or an option grant. Moreover, in light of the Company’s short-term performance, the Compensation Committee felt that no discretionary cash bonus award was appropriate with respect to 2005. However, for the reasons described below, the Compensation Committee felt that a discretionary long-term incentive award was warranted and therefore granted an option with respect to 40,000 shares of Common Stock to each of the Matthiases. Specifically, the option grant was in recognition of the progress made in the past year in both the development and launch of the Company’s strategic business initiatives (such as the Company’s Destination Maternity superstores, the expansion of the Company’s relationship with Sears® and the establishing of a relationship with Kohl’s®) and certain other initiatives adopted by the Company this year. The Compensation Committee believes that the stock option grant is consistent with aligning the interests of these senior executives with the stockholders, and will serve to reinforce the importance of improving stockholder value over the long term.

The Board ratified the Compensation Committee’s recommendations regarding the basis of fiscal year 2005 compensation of each of the Matthiases.

The Compensation Committee
Joseph A. Goldblum, Chairman
David Schlessinger
William A. Schwartz, Jr.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time since the Company’s incorporation, an officer or employee of the Company. No interlocking relationship exists between any member of the Company’s Board of Directors or compensation committee of any other company.

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal years 2005, 2004 and 2003, certain compensation information with respect to the Company’s Chief Executive Officer and the other executive officers named therein.

Long-Term
Compensation
Awards
Shares
		Annual Compensation		Other Annual		Underlying		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Compensation ($)(b)		Options/SARs (#)		Compensation ($)
Dan W. Matthias Chairman and Chief Executive Officer	2005 2004 2003	491,727 477,031 463,189	— 23,870 59,096	— — —		40,000 — 11,475	(c) (d) (e)	2,680 2,680 2,680	(f) (f) (f)
Rebecca C. Matthias President and Chief Operating Officer	2005 2004 2003	491,727 477,031 463,189	— 23,870 59,096	— — —		40,000 — 11,475	(c) (d) (e)	1,290 1,290 1,290	(f) (f) (f)
Edward M. Krell Executive Vice President—Chief Financial Officer	2005 2004 2003	381,544 358,655 309,796	— 18,000 39,529	— 8,693 34,652	(g) (g)	100,000 30,000 10,000	(c) (d)	— — —
David Mangini Executive Vice President—General Merchandise Manager	2005 2004 2003	474,756 474,414 441,865	— 23,740 59,351	— — —		3,000 3,000 5,000	(c) (d)	— — —

(a)              Reflects bonuses paid after the end of the respective fiscal years but attributable to such respective fiscal years.

(b)             In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property has been omitted in those instances where such perquisites and other personal benefits, securities or property, constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.

(c)              Does not include stock options granted after September 30, 2005.

(d)             Does not include stock options granted after September 30, 2004.

(e)              This stock option was granted pursuant to the named officer’s employment agreement with respect to services rendered during the applicable fiscal year, notwithstanding the fact that the grant was made after the end of the respective fiscal year.

(f)               Represents amount paid by the Company for term life insurance premiums.

(g)              Represents relocation expenses reimbursed to the executive by the Company, together with a gross-up of associated income taxes, with payments made in fiscal years 2003 and 2004.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded and issued to the Company’s Chief Executive Officer and the other named executive officers during fiscal year 2005.

Option Grants In Fiscal Year 2005

	Number of Shares Underlying		Percent of Total Options Granted to Employees in	Exercise or Base		Potential Realizable Gain at Assumed Annual Rates of Stock Appreciation for Option Terms
	Options		Last	Price	Expiration	Compounded Annually ($)
Name	Granted (#)		Fiscal Year	($/Sh)	Date	5%	10%
Dan W. Matthias	40,000	(1)	11.7%	12.86	11/24/14	323,503	819,821
Rebecca C. Matthias	40,000	(1)	11.7%	12.86	11/24/14	323,503	819,821
Edward M. Krell	100,000	(2)	29.2%	12.86	11/24/14	808,758	2,049,553
David Mangini	3,000	(2)	0.9%	12.86	11/24/14	24,263	61,487

(1)          These options were fully vested as of the grant date and were granted under the Company’s Amended and Restated Stock Option Plan.

(2)          These options were granted under the Company’s Amended and Restated Stock Option Plan and become exercisable as to 20% of the underlying shares on each of the first five anniversaries of the grant date.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR
2005 AND FISCAL YEAR 2005-END OPTION VALUES

The following table sets forth certain information regarding options for the purchase of the Common Stock that were exercised and/or held by the Company’s Chief Executive Officer and the other named executive officers during fiscal year 2005.

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dan W. Matthias	13,635	40,905	206,475	—	111,375	—
Rebecca C. Matthias	13,635	66,266	206,475	—	111,375	—
Edward M. Krell	—	—	51,000	114,000	—	—
David Mangini	—	—	54,000	17,000	13,800	9,200

SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS

The following table sets forth information as of the end of the Company’s fiscal year 2005 with respect to compensation plans under which the Company is authorized to issue shares.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	1,230,050	14.50	228,217
Equity compensation plans not approved by security holders(2)	—	—	—
Total	1,230,050	14.50	228,217

(1)          These plans consist of the Company’s 1987 Stock Option Plan and 1994 Director Stock Option Plan.

(2)          The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

Stock Price Performance Graph

The graph below compares the cumulative total stockholder return on the Company’s Common Stock for the period from September 30, 2000 to September 30, 2005, with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard and Poor’s Retail Stores Composite Index. The comparison assumes $100 was invested on September 30, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Total Stockholder Returns

Employment Agreements

Dan and Rebecca Matthias

The Company is a party to written employment agreements (the “Employment Agreements”) with each of Dan and Rebecca Matthias. Under the Employment Agreements, the Company has agreed to nominate the Matthiases as directors and to use its best efforts to cause them to be elected as directors. The base salary of each executive for fiscal year 2006 is $506,479 per year, and the base salary will increase each year during the term in an amount determined by the Compensation Committee of the Board of Directors, but in any event no less than the rate of inflation.

Each year, each of the Matthiases are eligible for a cash bonus of up to 100% of his or her base salary and a fully vested option grant with respect to as many as 60,000 shares of Common Stock upon the achievement of corporate and/or individual performance objectives established by the Compensation Committee.  At target levels of performance, the cash bonus payment will be 50% of base salary and the option grant will be with respect to 45,000 shares (with larger awards in the event of over-performance).

The Employment Agreements provide that during their employment and for two years following the termination of employment of both executives (other than for “Good Reason” or upon a “Change in Control” of the Company, as such terms are defined in the Employment Agreements), neither executive shall compete with the Company or solicit the Company’s suppliers or employees. If the employment of either executive is terminated by the Company without “Cause” (as such term is defined in the Employment Agreements) or by the executive for Good Reason or following a Change in Control: (i) the executive will be entitled to receive a lump sum severance payment equal to three years of base salary and the maximum amount of cash and option bonus compensation (with said option bonus compensation deemed to be the estimated fair value of an option with respect to 180,000 shares of the Company’s Common Stock) and fringe benefits which would have been paid or made available to the executive during the three years following such termination, (ii) all unvested stock options held by the terminated executive will become immediately vested and exercisable, (iii) the executive may require the Company to “cash out” his or her outstanding stock options , and (iv) the executive may cause the Company to register all shares owned by the executive under the Securities Act of 1933, as amended, to the extent they are not then registered, and the executive may additionally include his or her shares in future registrations filed by the Company.  In the event of a termination by the Company for Cause, or by the executive without Good Reason, the executive will not be entitled to any further base salary or bonus compensation, and all unvested options then held by the executive will be automatically canceled.

The Employment Agreements also provide that each executive will receive additional payments to insulate him or her from the effect of the so-called “golden parachute” excise tax, unless (i) the executive resigns without Good Reason within six months following a Change in Control, or (ii) such additional payments would not increase the executive’s after-tax entitlement by at least 20% in comparison to the amount he or she would receive if payments were limited to a maximum amount that would not trigger such golden parachute excise taxes (in which case, total payments will be reduced to such limited amount).

Edward Krell

The Company is also a party to a written employment agreement (the “Employment Agreement”) with Edward Krell. The base salary of Mr. Krell for fiscal year 2006 is $425,000 per year. Mr. Krell is also entitled to a cash bonus based on the achievement of corporate and individual performance goals as established by the Compensation Committee of the Board of Directors.  Full achievement of the Compensation Committee approved goals will result in Mr. Krell earning a cash bonus equal to 50% of his base salary.

The Employment Agreement provides that during his employment and for two years thereafter, Mr. Krell shall not compete with the Company or solicit the Company’s suppliers or employees.  If Mr. Krell’s employment is terminated without “Cause,” if he resigns for “Good Reason” or if he resigns for any reason during the 24 months following a “Change in Control” (as such terms are defined in the Employment Agreement): (i) he will receive a lump sum severance payment equal to three times the sum of (a) his current base salary and (b) his target annual bonus amount (50% of his base salary), (ii) all unvested stock options held by him will become immediately vested and exercisable, (iii) he will receive a pro-rata bonus for the year of termination, and (iv) he will receive three years of fringe benefits.  If Mr. Krell’s employment ceases for any reason following a Change in Control, he will be required (without payment of additional consideration) to provide consulting services to the Company for a period of six months following that cessation.  In addition, Mr. Krell has a right to additional payments to insulate him from the effects of golden parachute excise taxes on substantially the same terms as described above with respect to the Matthiases.  In the event of a termination by the Company for Cause, he will not be entitled to any further base salary, bonus compensation or fringe benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of November 30, 2005, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee for director, by each of the named executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership		Percent of Class
Dan W. and Rebecca C. Matthias	823,654	(b)	14.7%
Edward M. Krell	78,476	(c)	1.5%
David Mangini	56,600	(d)	1.1%
Joseph A. Goldblum	156,819	(e)	3.0%
Elam M. Hitchner, III	54,500	(f)	1.0%
David Schlessinger	18,000	(g)	*
William A. Schwartz, Jr	28,000	(h)	*
Stanley C. Tuttleman	54,000	(i)	1.0%
MVP Distribution Partners 259 Radnor-Chester Rd. Radnor, PA 19087	374,645	(j)	7.1%
FMR Corp. 82 Devonshire Street Boston, MA 02109	467,042	(k)	8.9%
Byram Capital Management LLC 41 West Putnam Avenue Greenwich, CT 06830	419,681	(l)	8.0%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	543,775	(m)	10.3%
All directors and officers as a group (9 persons)	1,270,049	(n)	21.6%

*                    Less than 1% of the outstanding Common Stock or less than 1% of the voting power.

(a)           Except as otherwise indicated, the address of each person named in the table is: c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania 19123.

(b)          Includes 176,475 shares purchasable upon exercise of stock options by each of Dan and Rebecca Matthias (or a total of 352,950 shares). Except for the shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.

(c)           Includes 78,000 shares purchasable upon exercise of stock options.

(d)          All shares purchasable upon exercise of stock options.

(e)           Includes 43,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 26,000 shares purchasable upon exercise of stock options (including 5,000 shares expected to be granted completion of the Annual Meeting); 11,800 shares held as custodian or in trust for members of Mr. Goldblum’s family; 495 shares owned by his wife; and 31,670 shares held by Mr. Goldblum as custodian for the benefit of the Matthias’ children.

(f)             Includes 30,000 shares purchasable upon exercise of stock options (including 5,000 shares expected to be granted upon completion of the Annual Meeting).

(g)           All shares purchasable upon exercise of stock options (including 5,000 shares expected to be granted upon completion of the Annual Meeting.

(h)          Includes 24,000 shares purchasable upon exercise of stock options (including 5,000 shares expected to be granted upon completion of the Annual Meeting, subject to Mr. Schwartz’s re-election as a director).

(i)             Includes 22,000 shares purchasable upon exercise of stock options (including 5,000 shares expected to be granted upon completion of the Annual Meeting, subject to Mr. Tuttleman’s re-election as a director).

(j)              Information is based on the Schedule 13D filed with the Securities and Exchange Commission on June 10, 2002. According to that filing, Robert Brown, a general partner of MVP Distribution Partners and its affiliates, including Meridian Venture Partners, beneficially owns 127,600 shares of the Company’s Common Stock, which are not included in the above table.

(k)          Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, all of such shares may be deemed to be beneficially owned by FMR Corp. (“FMR”), as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund (“Fidelity”) amounted to all of such shares. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole dispositive power with respect to all of the shares. Neither FMR, nor Edward C. Johnson 3d, as Chairman of FMR, has sole voting power with respect to the shares, which power resides with the funds’ Boards of Trustees.

(l)             Information is based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(m)      Based on the Schedule 13G filed with the Securities and Exchange Commission on December 9, 2005, 543,775 shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on the Schedule.

(n)   Includes the following number of shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) by the following persons: Dan W. Matthias—176,475, Rebecca C. Matthias—176,475, Edward Krell—78,000, David Mangini—56,600, Joseph A. Goldblum—26,000, Elam M. Hitchner, III—30,000, David Schlessinger—18,000, William A. Schwartz, Jr.—24,000 and Stanley C. Tuttleman—22,000.

APPROVAL OF ADOPTION OF
2005 EQUITY INCENTIVE PLAN
(PROPOSAL 2)

At the Annual Meeting, the stockholders will be asked to approve the adoption of the Mothers Work, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. At a special meeting of the Board of Directors held on December 13, 2005, the Board adopted the 2005 Plan, subject to stockholder approval at the Annual Meeting. The 2005 Plan will not become effective unless and until stockholder approval has been obtained.

Description of the 2005 Equity Incentive Plan

General

As of November 30, 2005, there were 116,227 shares of Common Stock available for grant under the Company’s current 1987 Stock Option Plan. Furthermore, the 1987 Stock Option Plan only provided for the granting of options to purchase shares of Common Stock. In response to the diminishing availability of shares available for grant under the 1987 Plan and recently mandated accounting rules governing stock-based compensation, the Board of Directors and Compensation Committee determined that it would be in the best interest of the Company and its stockholders to create a new equity compensation plan. The 2005 Plan would allow the Company to continue to grant options, as under the 1987 Stock Option Plan, but would also authorize the Board of Directors to grant a broad range of other equity-based awards, including restricted stock, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) (collectively, “Awards”). The 2005 Plan has been created, pursuant to and consistent with the Company’s current compensation philosophy, to assist the Company in attracting, retaining and rewarding designated employees, directors, consultants and other service providers of the Company and its subsidiaries and affiliates, in a manner that will be cost efficient to the Company from both an economic and financial accounting perspective. The following discussion is qualified in its entirety by the text of the 2005 Plan, a copy of which is attached as Annex A.

Shares Subject to the Plan

Subject to adjustment in certain circumstances as discussed below, the 2005 Plan authorizes up to 500,000 shares of Common Stock for issuance pursuant to the terms of the 2005 Plan. Not more than 250,000 of those shares will be issued with respect of restricted stock or RSUs granted under the 2005 Plan. If and to the extent Awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or distributed, the shares subject to such Awards again will be available for grant under the 2005 Plan. The 2005 Plan limits options and SARs that may be granted under the 2005 Plan to a participant in any given year to not more than for 200,000 shares.

Administration

The 2005 Plan will be administered and interpreted by the Board of Directors or by a committee of the Board of Directors which will consist of not less than two of its members who are “non-employee directors” of the Company as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who may, to the extent that the Board of Directors deems necessary to comply with Section 162(m) of the Code, also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code (the “Committee”). The Board of Directors will have full authority to grant Awards under the 2005 Plan and determine the terms of such Awards, including the persons to whom Awards are to be granted, the type and number of Awards to be granted and the number of shares of

Common Stock to be covered by each Award. The Board of Directors will also have full authority to specify the time(s) that which Awards will be exercisable or settled.

Eligibility

Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company are eligible to receive incentive stock options.

Awards

Awards granted under the 2005 Plan may consist of incentive stock options, non-qualified stock options, SARs, restricted stock grants, and RSU grants. Each Award is subject to the terms and conditions set forth in the 2005 Plan and to those other terms and conditions specified by the Committee and memorialized in a written award agreement (the “Award Agreement”).

Stock Options

General.   The Committee may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and/or other stock options (“NQSOs”) in accordance with the terms and conditions set forth in the 2005 Plan.

Term, Purchase Price, Vesting and Method of Exercise of Options.   The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

Generally, payment of the option price may be made in cash or, with the Committee’s consent, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the option price, or with a combination of cash and shares. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock will not be issued or transferred upon exercise of the option until the option price and the withholding obligation are fully paid.

SARs

The Committee is authorized to grant SARs pursuant to the terms of the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of the Common Stock underlying the SAR on the date of grant and the fair market value of the Common Stock underlying the SAR on the date of exercise. Such amount may be paid in cash or shares of Common Stock as determined by the Committee.

Effects of Termination of Service with the Company

Generally, unless provided otherwise in the Award Agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant’s relationship with the Company for reasons other than death, disability or termination for “cause” as defined in the 2005 Plan. If the participant’s relationship with the Company terminates due to death or disability, unless provided otherwise in the Award Agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant’s relationship with the

Company is terminated for “cause”, any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards

The Company may issue restricted shares of Common Stock pursuant to the terms of the 2005 Plan. A restricted stock Award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal). If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

RSUs

The Company may issue RSUs pursuant to the terms of the 2005 Plan. A RSU is a contractual promise to issue shares at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU Award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in Common Stock, cash, or in any combination of Common Stock and/or cash; provided, however, that a determination to settle an RSU Award in whole or in part in cash shall be made by the Board of Directors in its sole discretion.

Amendment and Termination of the 2005 Plan

The Board of Directors may amend, alter or discontinue the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number of shares of Common Stock that may be issued or transferred under the 2005 Plan, or modifies the requirements as to eligibility for participation, will be subject to approval by the stockholders of the Company. An ISO may not be granted after the date, which is ten (10) years from the effective date of the 2005 Plan (or, if shareholders approve an amendment that increases the number of shares reserved for issuance under the 2005 Plan, ten (10) years from the date of the amendment). Thereafter, the 2005 Plan will remain in effect for the purposes of Awards other than ISOs, unless and until otherwise determined by the Board of Directors.

Change of Control of the Company

In the event of a Change of Control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding Awards, cashout outstanding Awards or exchange outstanding Awards for similar Awards of a successor company. A Change of Control of the Company will be deemed to have taken place upon:

•       the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company’s then outstanding stock;

•       a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

•       the sale of substantially all the assets of the Company;

•       the liquidation or dissolution of the Company; or

•       the occurrence of any similar transaction deemed by the Board of Directors to be a Change of Control.

New Plan Benefits

Because future Awards under the 2005 Plan will be granted at the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. However, information regarding the Company’s recent practices with respect to annual, long-term and stock-based compensation under other plans is presented above in the “Summary Compensation Table.”

In addition, the Company currently has a practice of making annual option grants to its non-employee directors, as further described above under the heading “Compensation of Directors.”  Also, the Company has certain contractual commitments to its CEO and President to issue option awards annually based on the achievement of certain performance goals, as further described above under the heading “Employment Agreements.”  If the 2005 Plan is approved, it is expected that the Company could use the 2005 Plan to make these annual director grants and/or fulfill its contractual obligation to issue options to the CEO and President.

The following table lists the number of shares of Common Stock subject to Awards that the listed individuals or groups have been or will be issued (subject to stockholder approval) pursuant to the 2005 Plan.

Name and Position	Dollar Value ($)(1)	Number of Shares(1)
Dan W. Matthias Chairman and Chief Executive Officer	0	0
Rebecca C. Matthias President and Chief Operating Officer	0	0
Edward M. Krell Executive Vice President – Chief Financial Officer	0	0
David Mangini Executive Vice President – General Merchandise Manager	0	0
Executive Group	0	0
Non-Executive Director Group	(2)	25,000	(2)
Non-Executive Officer Employee Group	0	0

(1)          Where a “0” is indicated, this signifies that no award has been made to the listed individual or group pursuant to the 2005 Plan, and that the amount of any future award to such individual or group is not currently determinable.

(2)          Pursuant to the policy of the Board, each of the non-executive directors will be granted options to acquire 5,000 shares of Common Stock at the Annual Meeting. See “Compensation of Directors” above. The dollar value of such options is not currently determinable.

Federal Income Tax Consequences under the 2005 Equity Incentive Plan

Set forth below is a general description of the federal income tax consequences relating to Awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs

There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Upon the sale of shares acquired by exercise of a NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

ISOs

Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

SARs

The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of Common Stock and/or cash received upon such exercise, and the Company will be entitled to a corresponding deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock

A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. Any gain or loss recognized by the participant upon subsequent disposition of the Common Stock will be capital gain or loss (long-term or short-term, depending on how long the shares were held). If, after making the election, any Common Stock subject to an Award is forfeited, the participant will not be entitled to any tax deduction or tax refund.

RSUs

A participant will not recognize taxable income upon the award of a RSU, and the Company will not be entitled to a deduction, until the shares and/or cash with respect to the Award are transferred to the participant, generally at the end of the vesting period. At the time of transfer, the participant will recognize ordinary income equal to the value of that Common Stock and/or cash. The Company will be entitled to a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a RSU Award will result in capital gain or loss (based upon the difference between the price received upon disposition and the participant’s basis in those shares—i.e., generally, the market value of the shares at the time of their distribution).

Section 162(m)

It is intended that the Award of ISOs, NQSOs and SARS under the 2005 Plan may be structured to qualify as  “performance-based compensation” within the meaning of Section 162(m) of the Code.

The Board of Directors recommends a vote FOR Proposal 2 to approve the adoption of the 2005 Equity Incentive Plan.

RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL 3)

The Audit Committee of the Board of Directors has appointed the firm of KPMG as independent registered public accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for fiscal year 2006, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG has served as the Company’s independent registered public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

The submission of the appointment of KPMG is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

A representative of KPMG is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal 3 to ratify the appointment of KPMG as independent registered public accountants for fiscal year 2006.

OTHER BUSINESS

Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for fiscal year 2005 accompanies this proxy statement.

STOCKHOLDER PROPOSALS

Shareholders may nominate director candidates and make proposals to be considered at the Annual Meeting of Stockholders to be held in 2007 (the “2007 Annual Meeting”). In accordance with our Bylaws, any shareholder nominations of one or more candidates for election as directors at the 2007 Annual Meeting or any other proposal for consideration at the 2007 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our Bylaws, between October 22, 2006 and November 21, 2006. See “Election of Directors—Election of Directors by Stockholders” in this proxy statement for a summary description of this information.

In addition to being able to present proposals for consideration at the Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2007 Annual Meeting.  In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than August 18, 2006, and the shareholder must otherwise comply with applicable SEC requirements and our Bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

The form of proxy issued with our 2007 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2007 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between October 22, 2006 and November 21, 2006 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of Mothers Work, and all notices and nominations referred to above must be sent to the Secretary of Mothers Work, at the following address: Mothers Work, Inc., Attention: Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for fiscal year 2005. Requests should be directed to Mothers Work, Inc., Attention: Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

By Order of the Board of Directors

Dan W Matthias
Chairman of the Board and
Chief Executive Officer

Philadelphia, Pennsylvania
Date: December 16, 2005

Annex A

MOTHERS WORK, INC.

2005 EQUITY INCENTIVE PLAN

SECTION 1.   Purpose; Definitions.   The purposes of the Mothers Work, Inc. 2005 Equity Incentive Plan (the “Plan”) are to: (a) enable Mothers Work, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)   “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)   “Award” means an award of Options, SARs, Restricted Stock or Restricted Stock Units made under this Plan.

(c)   “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)   “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e)   “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)    “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

(g)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)   “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i)    “Director” means a member of the Board.

(j)    “Disability” means a condition rendering a Participant Disabled.

(k)   “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

(n)   “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)   “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p)   “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q)   “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(r)    “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code

(s)    “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(t)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u)   “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(v)   “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(w)  “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(x)   “Shares” means shares of the Company’s Common Stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(y)   “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2.   Administration.   The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)   select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)   determine the type of Award to be granted;

(c)   determine the number of Shares, if any, to be covered by each Award;

(d)   establish the vesting or forfeiture terms of each Award;

(e)   determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(f)    determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.   Shares Subject to the Plan.

(a)   Shares Subject to the Plan.   The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 500,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted Options or SARs with respect to more than 200,000 Shares in any calendar year. In addition, not more than 250,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units

(b)   Effect of the Expiration or Termination of Awards.   If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Unit is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld pursuant to Section 11(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

(c)   Other Adjustment.   In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options or SARs.

(d)   Change in Control.   Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

SECTION 4.   Eligibility.   Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.   Options.   Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)   Option Price.   The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)   Option Term.   The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c)   Exercisability.   Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d)   Method of Exercise.   Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)   Incentive Stock Option Limitations.   In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)    Termination of Service.   Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g)   Transferability of Options.   Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 6.   Stock Appreciation Rights.

(a)   Nature of Award.   Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b)   Terms and Conditions.   The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)    Term of SAR.   Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii)   Exercisability.   SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii)  Method of Exercise.   Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii)and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv)  Termination of Service.   Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v)    Non-Transferability.   Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7.   Termination of Service.   Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

(a)   Termination by Reason of Death.   If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b)   Termination by Reason of Disability.   If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c)   Cause.   If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)   Other Termination.   If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8.   Restricted Stock.

(a)   Issuance.   Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)   Certificates.   A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE MOTHERS WORK, INC. 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND MOTHERS WORK, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF MOTHERS WORK, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)   Restrictions and Conditions.   The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)   Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)  Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and it Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9.   Restricted Stock Units.   Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10.   Amendments and Termination.   The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 11.   General Provisions.

(a)   The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)   All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)   Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d)   Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(e)   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 12.   Effective Date of Plan.   Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

SECTION 13.   Term of Plan.   The Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 14.   Invalid Provisions.   In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 15.   Governing Law.   The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

SECTION 16.   Board Action.   Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a)   the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)   the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c)   any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 17.   Notices.   Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

MOTHERS WORK, INC.	VOTE BY INTERNET - www.proxyvote.com
456 NORTH FIFTH STREET PHILADELPHIA, PA 19123

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Mothers Work, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.  Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Mothers Work, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return this proxy card if you vote by Internet or telephone.

MOTHERS WORK, INC.

Proxy Solicited On Behalf Of The Board Of Directors

Vote on Directors

1. Election of Directors for a three-year term expiring at the 2009 Annual Meeting.

    Nominees: William A. Schwartz, Jr. and Stanley C. Tuttleman

                    ☐ FOR all listed nominees

                    ☐ WITHHOLD AUTHORITY to vote for all listed nominees

                    ☐ LISTED NOMINEES except the following:

                    (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee on the line below.)

Vote on Proposals

2.     Approval of the Company’s 2005 Equity Incentive Plan.

☐ For	☐ Against	☐ Abstain

3.	Ratification of appointment of KPMG LLP as independent registered public accountants for the Company for the fiscal year ending September 30, 2006.

☐ For	☐ Against	☐ Abstain

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

Signature of Stockholder	Date:	Signature (Joint Owners)	Date:

The stockholder signing this proxy, revoking all previous proxies, hereby appoints Dan W. Matthias and Rebecca C. Matthias, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on January 20, 2006, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, “FOR” THE APPROVAL OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN AND “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please date and sign your Proxy on the reverse side and return it promptly.